WESTWOOD FUNDS

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                 FUNDS                             INSTITUTIONAL CLASS
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      WHG Income Opportunity Fund                           X
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           WHG SMidCap Fund                                 X
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        WHG LargeCap Value Fund                             X
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           WHG SmallCap Fund                                X
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            WHG AllCap Fund                                 X
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           WHG Balanced Fund                                X
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                               THE WESTWOOD FUNDS
                        CERTIFICATE OF CLASS DESIGNATION

                               INSTITUTIONAL CLASS
                               -------------------


1.       CLASS SPECIFIC DISTRIBUTION ARRANGEMENTS, OTHER EXPENSES

         Institutional Class Shares are sold without a load or sales charge, but are subject to a shareholder service plan under which the Fund may pay an annual fee up to 0.25% of assets attributable to Institutional Shares (the "Plan"). The fee is used to compensate service providers for services and expenses incurred in connection with shareholder or account maintenance services, or to compensate service providers for providing ongoing account maintenance and other services to Institutional Class shareholders (including, where applicable, any underlying beneficial owners) identified in the Plan.

2.       ELIGIBILITY OF PURCHASERS

         Institutional Class Shares are available to individual and institutional investors, subject to the minimum investment requirement described in the Funds' prospectus.

3.       EXCHANGE PRIVILEGES

         Institutional Class Shares do not have exchange privileges.

4.       VOTING RIGHTS

         Each Institutional Class shareholder will have one vote for each full Institutional Class Share held and a fractional vote for each fractional Institutional Class Share held. Institutional Class shareholders will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to its distribution or shareholder servicing arrangements; (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the Institutional Class shareholders differ from the interests of holders of any other class; and (iii) in all other respects the same rights and obligations as any other class.

5.       CONVERSION RIGHTS

         Institutional Class Shares do not have a conversion feature.